EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Nine West Group Inc. on Form S-8 of our report dated March 17, 1997, incorporated by reference in Registration Statement No. 333-2262 of Nine West Group Inc. on Form S-8 and appearing in the Annual Report on Form 10-K/A No. 1 of Nine West Group Inc. for the fifty-two week period ended February 1, 1997.

/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut

August 20, 1997